UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

385 East Colorado Boulevard, Suite 299
Pasadena, California   91101
(Address of principal executive offices including zip code)

(626) 578-0777
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 9, 2006, Alexandria Real Estate Equities, Inc. (the "Company") entered into an Executive Employment Agreement (the "Agreement") effective January 1, 2005 with its President, Mr. James H. Richardson, extending Mr. Richardson's employment with the Company through December 31, 2009. The Agreement provides Mr. Richardson an annual salary increase effective January 1, 2005, an annual bonus, a significant portion of which is subject to his performance and the performance of the Company, life insurance, disability insurance and vacation benefits. In connection with the execution of the Agreement, Mr. Richardson was granted 12,500 shares of the common stock of the Company, which will vest over a period through December 31, 2007.

This Agreement shall be automatically extended for one year after the basic term unless otherwise terminated by either party pursuant to the termination provisions of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
January 13, 2006	By: /s/ DEAN A. SHIGENAGA
Dean A. Shigenaga
Chief Financial Officer